SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005 (July 26, 2005)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On July 26, 2005, Toys “R” Us, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm for the Company. The Company’s new full Board of Directors, also functioning as the Company’s Audit Committee, approved the dismissal of Ernst & Young.

Ernst & Young’s reports on the financial statements of the Company for the two most recent fiscal years ended January 29, 2005 and January 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years ended January 29, 2005 and January 31, 2004 and through the date of this Current Report on Form 8-K, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in Ernst & Young’s reports.

During the Company’s two most recent fiscal years ended January 29, 2005 and January 31, 2004 and through the date of this Current Report on Form 8-K, there have been no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except as noted below.

Management has assessed the effectiveness of the Company’s internal control over financial reporting as of January 29, 2005. As a result of this review, management concluded that the Company’s previously established accounting practices for leases and leasehold improvements were incorrect and determined that the Company was required in certain instances to lengthen the term for calculating rent expense to include rent holidays and option periods with escalating rents, which has the effect of increasing rent expense. In addition, the Company was required, in certain instances, to reduce the useful lives of certain leasehold improvements to correspond to lease terms of the property, which has the effect of increasing depreciation expense. On February 17, 2005, the Company determined to restate certain of its previously issued financial statements to reflect the correction in the Company’s accounting practices for leases and leasehold improvements. Management evaluated the impact of the restatement of the Company’s previously issued financial statements on the Company’s assessment of its system of internal control and has concluded that the control deficiency over the selection and monitoring of its accounting practices used in its accounting for leases and leasehold improvements that resulted in the above-described error in accounting for leases and leasehold improvements represented a material weakness. Management concluded that, as of January 29, 2005, the Company’s internal control over financial reporting was not effective based on the criteria set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in Internal Control—Integrated Framework.

Ernst & Young issued an attestation report dated April 28, 2005 on management’s assessment of the Company’s internal control over financial reporting with respect to the Annual Report. Ernst & Young’s report indicated that management’s assessment that the Company did not maintain effective internal control over financial reporting as of January 29, 2005 based on the COSO criteria, was fairly stated, in all material respects, and because of the effect of the material weakness described above on the achievement of the COSO control criteria, Ernst & Young concluded that the Company had not maintained effective internal control over financial reporting as of January 29, 2005.

The Company has provided a copy of this Current Report on Form 8-K to Ernst & Young and requested a letter from Ernst & Young stating whether or not Ernst & Young agrees with the above disclosure made in this Item 4.01(a). A copy of Ernst & Young’s letter to the Company is filed as Exhibit 16 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective July 26, 2005, the Company’s new Board of Directors, also functioning as the Company’s Audit Committee, appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm. Deloitte & Touche was not consulted by the Company on any matter described in Item 304(a)(2) of Regulation S-K during the years ended January 29, 2005 and January 31, 2004, or through July 26, 2005 (the date Deloitte & Touche was engaged).

ITEM 9.01 Exhibits.

(c) Exhibits

Exhibit No.	Exhibit Description
16	Letter dated August 1, 2005 from Ernst & Young.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: August 1, 2005	By:	/s/ Charles Knight
	Name:	Charles Knight
	Title:	Vice President – Corp. Controller, Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
16	Letter dated August 1, 2005 from Ernst & Young.